Exhibit 4.1

                  PROGRAMMED LOGIC CORPORATION
                   INCENTIVE STOCK OPTION PLAN


1. Purpose of plan. The purpose of this Incentive Stock Option Plan (the "Plan") is to further the success of Programmed Logic Corporation, a New Jersey Corporation ("PLC"), by making available common stock of PLC for purchase by eligible employees of PLC, and thus, to provide an additional incentive to such employees to continue in the employ of PLC, and to give them a greater interest as stockholders in the success of PLC.

2. Effective Date of the Plan. The effective date of the Plan shall be April 1, 1995 (the "Effective Date") subject to approval of the stockholders of PLC holding not less than a majority of the outstanding shares.

3. Stock subject to the Plan. Subject to any provisions hereof regarding adjustment upon changes in capitalization, there shall be reserved for issuance or transfer, upon the exercise of options to be granted from time to time under the Plan, an aggregate of ten thousand shares of common stock, no par value (the "Common Stock") which shares may be in whole or in part, as the Board of Directors of PLC (the "Board") shall from time to time determine, (a) authorized and unissued shares of Common Stock, or (b) issued shares of Common Stock which shall have been re-acquired by PLC. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the un-purchased shares subject thereto shall again be available for the purposes of the Plan.

4. Administration. The Plan shall be administered by a committee (the "Committee"), appointed by the Board and serving at the Board's pleasure. If a member of the Committee is eligible to receive an option under the Plan, they shall be prohibited from voting on their own option. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, or for the continued qualification of any Options, and make such other determination and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board under the Plan. Any interpretation, determination or other action taken by the Committee shall be final, binding and conclusive. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

5. Grant of Options. Subject to the provisions of the Plan, the Committee shall (a) determine and designate those employees to whom Options are to be granted; (b) determine the number of shares subject to each Option; (c) determine when an option can be exercised and whether in whole or in installments; (d) determine the purchase price of the Common Stock covered by each option; and (e) determine the terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto. No option shall be granted after the expiration of ten years from the Effective Date.

6. Eligibility. Options may be granted only to full-time salaried employees of PLC. A director of PLC, who is not also a full-time salaried employee of PLC, will not be eligible to receive an option. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to PLC's success and such other factors as the Committee in its discretion shall deem relevant. Options may be granted to employees who hold or have held options under previous plans. An employee who had been granted an option under the Plan may be granted an additional option or options under the Plan if the Committee shall so determine. The aggregate fair market value (determined as of the date an Option is granted) of all Stock for which an employee may be granted Options under the Plan exercisable for the first time in any calendar year shall not exceed $100,000.

7. Terms and Conditions of Options. Each option shall be evidenced by an agreement in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     (a) Option Period. Each option agreement shall specify the period for which the Option evidenced thereby is granted and shall provide that the Option shall expire at the end of such period. The Committee may extend such period provided such extension shall not in any way disqualify the Option as an incentive stock option. In no case shall such period, including any extensions, exceed ten years from the date of the grant, provided, however, that, in the case of an Option granted to an eligible employee who, at the time of the grant, is the beneficial owner of stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of PLC (a "Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

     (b) Option Price. The option price per share shall be determined by the Committee at the time the option is granted, and shall not be less than (i) the fair market value per share of stock or (ii) in the case of an option granted to a Ten Percent Stockholder, One Hundred Ten Percent (110%) of the fair market value per share of stock on the date the Option is granted, as determined by the Committee.

     (c) Exercise of Option. No part of any Option may be exercised until the optionee shall have remained in the employ of PLC for such period, which shall be no less than one year, after the date on which the Option is granted as the Committee may specify in the Option agreement, and the Option agreement may provide for exercisability in installments.

     (d) Payment of Purchase Price upon Exercise. Each option agreement shall provide that the purchase price of the shares as to which an Option shall be exercised shall be paid to PLC at the time of exercise either in cash, or in such other consideration as the Committee deems appropriate. PLC shall not be required to deliver certificates for such shares until such payment has been made. The optionee shall not have the rights of a stockholder with respect to the share subject to option until such shares shall be issued or transferred to the optionee upon the exercise of the optionee's option.

8. No rights as Stockholder. No optionee shall have any rights as a shareholder with respect to any shares of stock subject to an Option prior to the date of issuance of a certificate for such shares.

9. Non-transferability of options. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the optionee thereof, only by the optionee.

10. No Right to Continued Employment. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of PLC or interfere in any way with the right of PLC to terminate the employment of any individual at any time.

11. Termination without cause and with consent. If the employment of an optionee by PLC is terminated for reasons other than (a) for cause, or (b) voluntarily on the part of the optionee and without the written consent of PLC, the optionee may (unless otherwise provided in the option agreement) exercise their option to the extent they would have been entitled to do so on the date of their termination, at any time, or from time to time, within three months after such date of termination of employment, but not later than the expiration date set forth in the option agreement.

12. Termination for cause or without consent. If the employment of an optionee by PLC is terminated (a) for cause or (b) voluntarily on the part of the employee and without the written consent of PLC, any option held by that employee under the Plan, to the extent not theretofore exercised, shall forthwith terminate. For this purpose, termination for cause shall mean termination of employment by reason of the optionee's willful breach or habitual neglect of their duties as an officer or employee of PLC, or the optionee's commission of a felony, fraud or willful misconduct that has resulted, or is likely to result, in material damage to PLC, all as the Committee in it sole discretion may determine. The option agreement may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

13. Death of optionee. Notwithstanding any other provision of the Plan, if an optionee shall die (a) while in the employment of PLC or (b) within three months after the termination of employment because of the disability of the optionee, the optionee's Option may be exercised to the extent the optionee would have been entitled to do so on the date of the optionee's death or such termination of employment, by the person or persons to whom the optionee's rights under the Option pass by will or otherwise, or if no such person has such right, by the optionee's executors or administrators, at any time, or from time to time, within twelve months after the date of the death of optionee but in no event after the expiration date set forth in the option agreement.

14. Adjustment upon changes in capitalization. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, liquidation, split-up, combination or exchange of shares, acquisition of property or stock, or any rights offering to purchase stock at a price substantially below market value, or of any similar change affecting the Stock, then the number and kind of shares which may thereafter be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share may be adjusted appropriately consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

15. Shareholder's Agreement. The Committee shall require the optionee to sign, prior to and as a condition precedent to the issuance of any shares hereunder, PLC's then existent stockholder's agreement, in such form as the Committee may specify, in which the optionee (a) represent the shares acquired by the optionee are being acquired for investment and not with a view to the sale or distribution thereof, (b) grant to PLC and to PLC's shareholders, a right of first refusal, in accordance with the terms to be established by the Committee, on any transfer of shares of stock acquired by exercise of an Option.

16. Restrictions on Disposition of Shares. Certificates for shares of Stock delivered under the Plan may be subject to stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, or any applicable federal or state securities laws, and the Committee may cause a legend to be placed on any such certificates to make appropriate reference to such restrictions.

17. Compliance with Laws and Regulations. The Plan, the grant and exercise of Options, and the obligations of PLC to sell and deliver shares under Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government agency that may be required. PLC shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange with the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any governmental body which PLC shall, in its sole discretion, determine to be necessary or advisable.

18. Amendment and termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate ten years from the Effective Date, and no Option shall be granted after that date. The Board may terminate or suspend the Plan or make such modifications or amendments thereof as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto; provided, however, that the Board may not, without further approval by the holders of a majority of the outstanding stock of PLC having general voting power, (a) increase the maximum number of shares as to which options may be granted under the Plan, (b) change the class of employees eligible to be granted options, (c) increase the periods during which options may be granted or exercised, or
     (d) provide for the administration of the Plan otherwise than by the Committee. No termination, modification, or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option.